Exhibit 99.2

Vinco Ventures Announces Receipt of Deficiency Notice from Nasdaq Regarding Failure to Comply with Requirement to Timely File Quarterly Report on Form 10-Q

Rochester, NY, August 25, 2022 –Vinco Ventures, Inc. (Nasdaq: BBIG) (“Vinco,” or the “Company”) today announces that on August 19, 2022 it received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising Vinco Ventures that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”) with the United States Securities and Exchange Commission (the “SEC”) in a timely manner, which deadline was August 22, 2022 (as a result of the Company’s filing of a Form 12b-25 on August 15, 2022, which provided for the short extension of the otherwise August 15, 2022 deadline).

The Rule requires listed companies to timely file all required periodic reports with the SEC.

Under Nasdaq rules, Vinco has 60 calendar days from the receipt of the Notice, or until October 17, 2022, to submit a plan to regain compliance with the Rule. If Nasdaq accepts Vinco’s plan, Nasdaq may grant Vinco up to 180 calendar days from the due date of the Form 10-Q, or until February 13, 2023, to regain compliance.

In response to the Notice, Vinco intends to file the Form 10-Q as promptly as possible in order to regain compliance with the Rule and will submit a plan of compliance as required by the Rule.

About Vinco Ventures

Vinco Ventures, Inc. (Nasdaq: BBIG) is focused on the development of digital media and content technologies. Vinco Ventures’ consolidated subsidiary, ZVV Media Partners, LLC, a joint venture of Vinco Ventures and ZASH Global Media and Entertainment Corporation, has an 80% ownership interest in Lomotif Private Limited. For more information, please visit investors.vincoventures.com.

Forward-Looking Statements and Disclaimers

This press release contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, Vinco Ventures’ management as well as estimates and assumptions made by Vinco Ventures’ management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” and other words or the negative of these terms and similar expressions as they relate to the applicable company or its management identify forward-looking statements. Such statements reflect the current view of Vinco Ventures with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Vinco Ventures and its subsidiaries and consolidated variable interest entities including Lomotif, their industry, financial condition, operations and results of operations. Such factors include, but are not limited to, the expected benefits from Vinco Ventures’ investments in Lomotif and related growth initiatives and strategies such as the blended media, cross-platform distribution strategy, the expected benefits of Lomotif’s participation in and sponsorship of live entertainment events, the expected benefits from acquisition of AdRizer and planned integration of the AdRizer technology with Lomotif and Honey Badger and synergies between AdRizer, Lomotif and Honey Badger and such other risks and uncertainties described more fully in documents filed by Vinco Ventures with or furnished to the Securities and Exchange Commission, including the risk factors discussed in Vinco Ventures’ Annual Report on Form 10-K for the period ended December 31, 2021 filed on April 15, 2022, which are available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For further information, please contact the Company at: investors@vincoventures.com